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                              MONETTA FUND, INC.

                                    BYLAWS
                                    ------


                (as amended and restated on November 10, 1988)

                                   ARTICLE I
                                    OFFICES

     Section 1.01. Principal Office. The principal office of the corporation in the State of Maryland shall be located in the City of Baltimore.

     Section 1.02. Other Offices. The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

     Section 2.01. Place of Meetings. All meetings of the stockholders shall be held in the City of Wheaton, State of Illinois, or at such other place in the United States as shall be designated from time to time by the board of directors, at such time and place, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.02. Annual Meeting. As long as the corporation is registered as an investment company under the Investment Company Act of 1940, the corporation shall not be required to hold an annual meeting of stockholders during any year in which none of the following is required to be acted on by stockholders under that Act: (1) an election of directors; (2) approval of an investment advisory agreement; (3) ratification of a selection of independent public accountants; and (4) approval of a distribution agreement. If there is to be an annual meeting, it shall be held on the third Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time within the month of April as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     Section 2.03. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the president, any vice president, the secretary or the board of directors. Special meetings of stockholders shall be called by the secretary upon the written request of stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at such meeting, provided that (a)
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such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at it; and (b) the stockholders requesting the meeting shall have paid to the corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. Upon payment of these costs to the corporation, the secretary shall notify each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding twelve months.

     Section 2.04. Stockholders Entitled to Vote; Number of Votes. If a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, each stockholder of the corporation shall be entitled to vote, in person or by proxy, each share of stock (or fraction thereof) registered in his name on the books of the corporation outstanding at the close of business on such record date, with one vote (or fraction of a vote) for each share (or fraction thereof) so outstanding.

     Section 2.05. Notice of Meetings. Written notice of each meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting or if otherwise required by law, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 90 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 2.06. Quorum; Adjournment. The holders of a majority of the stock entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at the meeting for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 2.07. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on the question shall decide any question brought before such meeting, unless the question is one upon which, by express provision of any statute or the articles of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 2.08. Proxies. No proxy shall be valid more than eleven months after its date, unless it provides for a longer period.
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     Section 2.09.  Action Without Meeting.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each stockholder entitled to vote on the matter is filed with the record of stockholders' meetings.

     Section 2.10. Stock Ledger. The secretary of the corporation shall cause an original or duplicate stock ledger to be maintained at the office of the corporation's transfer agent.

                                  ARTICLE III
                           DIRECTORS AND COMMITTEES

     Section 3.01. Function and Powers. The business and affairs of the corporation shall be managed under the direction of its board of directors. All powers of the corporation may be exercised by or under the authority of the board of directors except as conferred on or reserved to the stockholders by statute or the articles or incorporation or these bylaws.

     Section 3.02. Number. The number of directors which shall constitute the entire board of directors shall be five.

     Section 3.03. Election and Term of Office. The directors shall be elected at the annual meeting of the stockholders (if any such meeting is held), except as provided in Section 3.04 of this article, and each director elected shall hold office until his successor is elected and qualifies or until his earlier resignation or removal. Directors need not be stockholders.

     Section 3.04. Vacancies. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum; provided, however, that no vacancy shall be so filled unless immediately thereafter at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders, and provided further that if at any time (other than prior to the first annual meeting of stockholders) less than a majority of the directors holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing directors to fill any existing vacancy in the board of directors, unless the Securities and Exchange Commission shall by order extend such period under the authority granted by section l6(a) of the Investment Company Act of l940. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

     Section 3.05. Annual and Regular Meetings. The board of directors from time to time may provide for the holding of annual and regular meetings of the board and fix their time and place.

     Section 3.06. Special Meetings. Special meetings of the board may be called by the president, any vice president or the secretary on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or the secretary in like
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manner and on like notice on the written request of a majority of the directors or a majority of the members of the executive committee.

     Section 3.07. Quorum and Voting. At all meetings of the board one-half of the directors in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.08. Telephone Meetings. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

     Section 3.09. Action Without Meeting. Unless otherwise restricted by statute or the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the board or committee, as the case may be, and filed with the minutes of proceedings of the board or committee.

     Section 3.10. Committees. The board of directors may, by resolution passed by a majority of the entire board, designate an executive committee and other committees, each committee to consist of two or more directors of the corporation. In the absence of a member of a committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another member of the board of directors to act at the meeting in the place of any such absent member.

     Section 3.11. Executive Committee. Unless otherwise provided by resolution of the board of directors, the executive committee shall have and may exercise all powers of the board of directors in the management of the business and affairs of the corporation that may lawfully be exercised by an executive committee, except the power to: (i) declare dividends or distributions on stock; (ii) issue stock; (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the bylaws; or (v) approve any merger or share exchange which does not require stockholder approval.

     Section 3.12. Audit Committee. The audit committee shall make recommendations regarding the selection of auditors and review the scope and results of each audit.

     Section 3.13. Other Committees. To the extent provided by resolution of the board of directors, other committees of the board shall have and may exercise any of the powers that may lawfully be granted to the executive committee.
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     Section 3.14.  Minutes of Committee Meetings.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 3.15. Expenses and Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV
                                    NOTICES

     Section 4.01. Type of Notice. Whenever, under the provisions of any statute or the articles of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 4.02. Waiver of Notice. Whenever the provisions of any statute or the articles of incorporation or these bylaws require notice of the time, place or purpose of a meeting of the board of directors or a committee of the board, or of stockholders, each person who is entitled to the notice waives notice if:
(a) before or after the meeting he signs a waiver of notice which is filed with the records of the meeting; or (b) he is present at the meeting or, in the case of a stockholders' meeting, is represented by proxy.


                                   ARTICLE V
                                    OFFICERS

     Section 5.01. Offices. The officers of the corporation shall be elected by the board of directors and shall be a president, one or more vice presidents, a secretary and a treasurer. The board of directors may also appoint one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the articles of incorporation or these bylaws otherwise provide, except that no one may serve concurrently as both president and vice president. A person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

     Section 5.02. Annual Election. The board of directors annually shall elect a president, one or more vice presidents, a secretary and a treasurer.
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     Section 5.03.  Other Officers and Agents.  The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 5.04. Remuneration. The salaries or other remuneration, if any, of all officers of the corporation shall be fixed by the board of directors.

     Section 5.05. Term of Office; Removal; Vacancies. The officers of the corporation shall hold office until their respective successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors, when the board in its judgment finds that the best interests of the corporation will be served by such action. The removal of an officer or agent does not prejudice any of his contract rights. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 5.06. The President. The president: (a) shall be the chief executive officer of the corporation; (b) shall preside at all meetings of the board of directors and stockholders; and (c) shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 5.07. The Vice Presidents. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

     Section 5.08. The Secretary. The secretary: (a) shall attend all meetings of the board of directors and all meetings of stockholders and record all the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required; (b) shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the president, under whose supervision the secretary shall be; and (c) shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature.

     Section 5.09. The Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall
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perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 5.10. The Treasurer. The treasurer: (a) shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (b) shall deposit with the corporation's custodian all moneys and other valuable effects in the name and to the credit of the corporation; (c) shall direct the custodian to make such disbursements of the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and (d) shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and financial statements of the corporation.

     Section 5.11. The Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                                   ARTICLE VI
                                 CAPITAL STOCK

     Section 6.01. Certificates of Stock. Every holder of stock in the corporation shall be entitled, upon request, to have a certificate or certificates, signed by, or in the name of the corporation by, the president or a vice president and the treasurer, an assistant treasurer, the secretary or an assistant secretary of the corporation, certifying the number of full shares owned by him in the corporation. No certificates shall be issued for fractional shares. Where a certificate is countersigned by a transfer agent other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer or transfer agent at the date of issue.

     Section 6.02. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or
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destroyed. The issuance of a new certificate under this section does not constitute an overissue of the shares it represents.

     Section 6.03. Transfers of Stock. The shares of stock of the corporation shall be transferable on the books of the corporation at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the corporation or its transfer agent of a duly executed assignment or authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates of stock surrendered for cancellation, and with such proof of the authenticity of the signatures as the corporation or its transfer agent may reasonably require. The transfer shall be recorded on the books of the corporation, the old certificates, if any, shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.

     Section 6.04. Fixing of Record Date. The board of directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that such record date shall not be a date more than 90 days, and in the case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In such case only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date.

     Section 6.05. Registered Stockholders. The corporation shall be entitled to treat the holder of record of shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.


                                  ARTICLE VII
                                   CUSTODIAN

     Section 7.01. Qualifications. The corporation shall at all times employ, pursuant to a written contract, a bank or trust company having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $2,000,000 as custodian to hold the funds and securities of the corporation.

     Section 7.02. Contract. Such contract shall be upon such terms and conditions and may provide for such compensation as the board of directors deems necessary or appropriate, provided such contract shall further provide that the custodian shall deliver securities owned by the corporation only upon sale of such securities for the account of the corporation and receipt of payment therefor by the custodian or when such securities may be called, redeemed, retired or otherwise become payable. Such limitation shall not, however, prevent:

     (a) the delivery of securities for examination to the broker selling the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification;

     (b) the delivery of securities of an issuer in exchange for or conversion into other securities alone or cash and other securities pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment of the securities of such issuer;

     (c) the conversion by the custodian of securities owned by the corporation pursuant to the provisions of such securities into other securities;

     (d) the surrender by the custodian of warrants, rights or similar securities owned by the corporation in the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities;

     (e) the delivery of securities as collateral on borrowing effected by the corporation;

     (f) the delivery of securities owned by the corporation as a redemption in kind of securities issued by the corporation.

The custodian shall deliver funds of the corporation only upon the purchase of securities for the portfolio of the corporation and the delivery of such securities to the custodian, but such limitation shall not prevent the release of funds by the custodian for redemption of shares issued by the corporation, for payment of interest, dividend disbursements, taxes and management fees, for payments in connection with the conversion, exchange or surrender of securities owned by the corporation as set forth in sub-paragraphs (b), (c) and (d) above and for operating expenses of the corporation.

     Section 7.03. Termination of Contract. The contract of employment of the custodian shall be terminable by either party on 60 days' written notice to the other party. Upon any termination, the board of directors shall use its best efforts to obtain a successor custodian, but lacking success in the appointment of a successor custodian, the question of whether the corporation shall be liquidated or shall function without a custodian shall be submitted to the stockholders before delivery of any funds or securities of the corporation to any person other than a successor custodian, including a temporary successor selected by the retiring custodian. If a successor custodian is found, the retiring custodian shall deliver funds and securities owned by the corporation directly to the successor custodian.

     Section 7.04. Agents of Custodian. The provisions of any other section of these bylaws to the contrary notwithstanding, any contract of employment of a custodian to hold the funds and securities of the corporation may authorize the custodian, upon approval of the board of directors, to appoint other banks or trust companies meeting the requirements of this article, domestic and foreign

(including domestic and foreign branches), to perform all or a part of the duties of the custodian under its contract with the corporation. In the case of foreign banks, no authorization or appointment providing for the holding of funds or securities of the corporation (other than in connection with the clearing of transactions of exchanges of securities) shall become effective unless permitted by an appropriate order, rule or written advice of the Securities and Exchange Commission.

     Section 7.05. Negotiable Instruments. Except as otherwise authorized by the board of directors, all checks and drafts for the payment of money shall be signed in the name of the corporation by the custodian, and all requisitions or orders for the payment of money by the custodian or for the issue of checks and drafts therefor, all promissory notes, all assignments of shares or securities standing in the name of the corporation, and all requisitions or orders for the assignment of shares or securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the corporation by not less than two of its officers. Promissory notes, checks or drafts payable to the corporation may be endorsed only to the order of the custodian or its agent.

                                 ARTICLE VIII
                            SECURITIES TRANSACTIONS

     Section 8.01. Transactions with Directors and Officers. The corporation shall not purchase any securities (other than shares issued by the corporation) from, or sell any securities (other than shares issued by the corporation and securities paid in satisfaction of shares deposited for redemption during a period during which the corporation is redeeming its shares principally in kind) to, any director or officer of the corporation, or any director, officer or partner of any firm which acts as investment adviser or principal underwriter for the corporation acting as principal, except to the extent permitted to do so under the Investment Company Act of l940 or the rules or regulations thereunder or by appropriate order or written advice of the Securities and Exchange Commission.

     Section 8.02. Ownership of Same Issuer by Corporation and Directors or Officers. The corporation will not purchase or retain securities of a company if all of the directors and officers of the corporation and of its investment adviser who individually own beneficially more than l/2% of the securities of the company collectively own more than 5% of such securities.

     Section 8.03. Positions of Directors and Officers in Stock of Corporation. No director or officer of the corporation or of its investment adviser shall take a long or short position in the capital stock of the corporation, except that officers or directors may purchase capital stock in the corporation for investment purposes at the same price as that available to the public at the time of purchase.

                                  ARTICLE IX
                                INDEMNIFICATION

     Section 9.01.  Indemnification of Directors and Officers.

          (a) Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director or officer of another enterprise (such director, officer and person to be referred to collectively as "Eligible Persons") shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Maryland as it may be in effect from time to time, provided that this section shall not protect any director or officer of the corporation against any liability to the corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (b) In the event that a claim for indemnification for liability arising under the Securities Act of 1933 (the "1933 Act") (other than the payment by the corporation of expenses incurred or paid by an Eligible Person in the successful defense of any action, suit or proceeding) is asserted by an Eligible Person, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   ARTICLE X
                              GENERAL PROVISIONS

     Section 10.01.  Dividends.

          (a) The board of directors, from time to time as they may deem advisable, may declare and pay dividends in cash or other property of the corporation, out of any source available for dividends, to the stockholders according to their respective rights and interests and in accordance with the applicable provisions of the articles of incorporation.

          (b) The board of directors may prescribe from time to time that dividends declared are payable at the election of any of the stockholders, either in cash or in shares of the corporation.

          (c) The board of directors shall cause any dividend payment to be accompanied by a written statement if paid wholly or partly from any source other than:

               (i) the corporation's accumulated undistributed net income (determined in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission then in effect) and not including profits or losses realized upon the sale of securities or other properties; or

               (ii) the corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment and the basis of calculation, and shall be in such form as the Securities and Exchange Commission may prescribe.

     Section 10.02. Fiscal Year. The fiscal year of the corporation shall end on June 30.

     Section 10.03. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Maryland". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or by placing the word "seal" adjacent to the signature of the authorized officer of the corporation. Any officer or director of the corporation shall have authority to affix the corporate seal of the corporation to any document requiring the same.

                                  ARTICLE XI
                                  AMENDMENTS

     Section 11.01. General. Except as provided in section ll.02, these bylaws may be altered, amended or repealed, and new bylaws may be adopted, solely by the board of directors, at any meeting of the board of directors.

     Section ll.02. Amendment by Stockholders Only. Article VIII, this Article XI and any other section or subsection of these bylaws that provides that it may be altered, amended or repealed only with the approval of the holders of a "majority of the outstanding voting securities" of the corporation, as that term is defined in section 2(a)(40) of the Investment Company Act of l940, may be altered, amended or repealed only with the approval of a "majority of the outstanding voting securities of the corporation" as so defined.